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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-223771) pertaining to 2007 Stock Option and Grant Plan, as amended, 2017 Employee Stock Purchase Plan, and 2017 Employee, Director and Consultant Equity Incentive Plan of our report dated March 18, 2019, with respect to the consolidated financial statements of Quanterix Corporation, included in this Annual Report (Form 10-K) of Quanterix Corporation for the year ended December 31, 2018.

/s/ Ernst & Young LLP
Boston, Massachusetts
March 18, 2019

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm